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                                                                     Exhibit 4.4


                                     FORM OF
                           SECOND AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

            This SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT ("Agreement"), dated as of April ___, 2005, among JLL Building Products, LLC, a Delaware limited liability company that was formerly know as Stonegate Resources Holdings, LLC, Builders FirstSource, Inc., a Delaware corporation and majority owned subsidiary of JLL Building Products (the "Company"), Floyd F. Sherman ("Sherman"), Charles L. Horn ("Horn"), Kevin P. O'Meara ("O'Meara"), and Donald
F. McAleenan ("McAleenan"), shall be effective upon consummation of the Company's Initial Public Offering (as defined herein).

                               W I T N E S S E T H

            WHEREAS, JLL Building Products (as defined herein) owns a majority of the issued and outstanding shares of common stock, par value $.01 per share, of the Company ("Common Stock"); and

            WHEREAS, on September 5, 2001, each of the parties entered into that certain Stockholders Agreement ("Original Agreement") to memorialize certain agreements of the parties with respect to the shares of Common Stock owned by JLL Building Products and the Other Stockholders (as defined herein), all in accordance with the terms and conditions set forth therein; and

            WHEREAS, on February 25, 2004, each of the parties entered into that certain Amended and Restated Stockholders Agreement ("Amended Agreement") to amend certain provisions of the Original Agreement; and

            WHEREAS, in connection with the Company's proposed Initial Public Offering, each of the parties desires to amend and restate the Amended Agreement conditioned upon, subject to and effective upon consummation of the Company's Initial Public Offering, in order to memorialize certain agreements of the parties with respect to the registration under the Securities Act (as defined herein) of shares of Common Stock owned by JLL Building Products and the Other Stockholders and to revise certain provisions of the Amended Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

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                                   ARTICLE I

                               CERTAIN DEFINITIONS

            For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) The term "Board" shall mean the Board of Directors of the Company.

                  (b) The term "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

                  (c) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (d) The term "Fair Market Value" shall mean the fair market value per share of the Common Stock as of a particular date determined as: (i) the average closing sales price per share of the Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last five preceding dates on which there was a sale of such Common Stock on such exchange; or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding five dates on which there was a sale of such Common Stock in such market; or
(iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board, in its good faith judgment, shall determine.

                  (e) The term "Initial Public Offering" shall mean the first Public Offering of shares of Common Stock.

                  (f) The term "JLL Building Products" shall mean JLL Building Products, LLC and any Permitted Transferees thereof to whom any of the Shares are Transferred in accordance with Article III hereof.

                  (g) The term "Other Stockholders" shall mean Sherman, Horn, O'Meara, and McAleenan and any Permitted Transferees thereof to whom any of the Shares are Transferred in accordance with Article III hereof.

                  (h) The term "Permitted Transferee" shall mean, with respect to each Stockholder bound by the terms of this Agreement, (i) any lineal descendant of such Stockholder or any Permitted Transferee of such lineal descendent; (ii) the Company; (iii) in the event of the dissolution, liquidation, or winding up of any such Stockholder that is a partnership or a corporation, the partners of a partnership that is such Stockholder, the stockholders of a corporation that is such Stockholder, or a successor partnership all of the partners of which or a successor corporation all of the stockholders of which are the Persons who were the partners of such partnership, or the

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stockholders of such corporation  immediately  prior to the dissolution, liquidation, or winding up of such Stockholder; (iv) a transferee by testamentary or intestate disposition; (v) a transferee by inter vivos transfer to the transferring Person's spouse, children, and/or other lineal descendants;
(vi) a trust transferee or family limited partnership by inter vivos transfer, the beneficiaries or partners of which are the transferring Person, spouse, children, and/or other lineal descendants; (vii) a successor nominee or trustee for the beneficial owner of the Shares for which such Person acts as nominee or trustee, as the case may be; or (viii) Permitted Transferees of any Permitted Transferee.

                  (i) The term "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, or other entity and shall include any successor (by merger or otherwise) of such entity.

                  (j) The term "Public Offering" shall mean a public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act (other than (i) a registration statement filed under Regulation A or on form S-4 or any successor form or (ii) a registration statement filed on Form S-8 or any successor form).

                  (k) The term "Registrable Securities" shall mean the Shares, provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement; or (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act; or (iii) such securities are transferred under circumstances in which any legend borne by the certificates for such securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company.

                  (l) The term "Registration Period" shall mean the period commencing on the Registration Period Commencement Date and ending on the seventh anniversary of the consummation of the Initial Public Offering.

                  (m) The term "Registration Period Commencement Date" shall mean the date that is six months following the closing date of the Initial Public Offering (or, if later, the date upon which the Stockholder's lock-up agreement entered into with the underwriters in connection with the Initial Public Offering expires).

                  (n) The term "Requisite Amount" shall mean such number of shares of Registrable Securities having an aggregate Fair Market Value of $125,000.

                  (o) The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (p) The term "Shares" shall mean (i) all shares of Common Stock owned by the Stockholders as of the date hereof; (ii) additional shares of Common Stock acquired by the Stockholders in any manner after the date hereof; and (iii) any

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shares of Common Stock issuable upon exercise of vested options granted to any
Stockholder (including any options vesting as a result of any Transfer).

                  (q) The term "Stockholders" shall mean JLL Building Products, Sherman, Horn, O'Meara, and McAleenan and any Permitted Transferees thereof to whom any of the Shares are Transferred in accordance with Article III hereof.

                  (r) The term "Transfer" shall mean any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, offer, sell, assign, transfer, grant a participation in, pledge, or otherwise dispose of any Shares, or the consummation of any such transactions, or the soliciting of any offers to purchase or otherwise acquire, or taking a pledge of, any of the Shares; provided, however, that the transfer of an interest in any of the Stockholders shall not be deemed to be a transfer.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder individually represents and warrants to the Company the following:

                  (a) Such Stockholder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder; and

                  (b) This Agreement has been duly and validly executed and delivered by such Stockholder and is, assuming due execution and delivery hereof by the Company and that the Company has full legal power and right to enter into this Agreement, a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement thereof may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors' rights generally, and subject to principles of equity and public policy; and

                  (c) Such Stockholder agrees to the imprinting, so long as required by law, of legends on certificates representing all of the Shares to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

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         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE, OR OTHER
DISPOSITION (EACH A "TRANSFER") OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF [ ------------------ ], 2005, AMONG JLL BUILDING PRODUCTS, LLC, BUILDERS FIRSTSOURCE, INC., FLOYD F. SHERMAN, CHARLES L. HORN, KEVIN P. O'MEARA, AND DONALD F. MCALEENAN. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

            SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Stockholders the following:

                  (a) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company; and

                  (b) This Agreement has been duly and validly executed and delivered by the Company and is, assuming due execution and delivery hereof by each of the Stockholders and that each of the Stockholders has full legal power and right to enter into this Agreement, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors' rights generally, and subject to principles of equity and public policy.

                                  ARTICLE III

                               TRANSFER OF SHARES

            SECTION 3.01 GENERAL RESTRICTIONS. Prior to the Registration Period Commencement Date, without the prior written consent of JLL Building Products, none of the Other Stockholders nor any of their Permitted Transferees may Transfer any Shares except for (i) Transfers to any of their Permitted Transferees; provided, however, that, prior to any such Transfer of Shares, such Permitted Transferee shall agree in writing to take such Shares subject to, and to comply with, all of the provisions of this Agreement, a copy of which Agreement shall be executed by such Permitted Transferee and filed with the Secretary of the Company and shall include the address of such Permitted Transferee to which notices hereunder shall be sent or (ii) Transfers pursuant to the provisions of Sections 3.04 and 3.05 hereof.

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            SECTION 3.02 COMPLIANCE WITH SECURITIES LAWS. Each Stockholder
agrees that every Transfer of his Shares shall comply with all federal, state, and local securities laws applicable to such Transfer.

            SECTION 3.03 TRANSFERS NOT IN COMPLIANCE. In the event of any purported or attempted Transfer of Shares by a Stockholder that does not comply with this Agreement, the purported transferee or successor by operation of law shall not be deemed to be a stockholder of the Company for any purpose and shall not be entitled to any of the rights of a stockholder, including, without limitation, the right to vote the Shares or to receive a certificate for the Shares or any dividends or other distributions on or with respect to the Shares.

            SECTION 3.04 TAG-ALONG RIGHTS. Except as provided below, if, at any time prior to the Registration Period Commencement Date, JLL Building Products proposes to Transfer directly or indirectly (through the transfer of interests in JLL Building Products, its controlling stockholders, or otherwise) in one or more transactions an amount equal to more than fifty percent (50%) of the number of shares of Common Stock it holds immediately after the Initial Public Offering to any Person, JLL Building Products shall provide each Other Stockholder (each a "Notice Recipient") and the Company with not less than twenty (20) days' prior written notice (the "Sale Notice") of such proposed Transfer, which notice shall include all of the terms and conditions of such proposed Transfer and which notice shall identify such purchaser; and the Notice Recipient shall have the option, exercisable by written notice to JLL Building Products within ten (10) days of receipt of the Sale Notice, to require JLL Building Products to arrange for such purchaser or purchasers to purchase the same percentage (the "Percentage") of the Shares then owned by such Notice Recipient as the ratio of the total number of shares of Common Stock that are to be Transferred by JLL Building Products pursuant to the proposed Transfer (including any previously Transferred shares of Common Stock if pursuant to multiple Transfers) to the total number of shares of Common Stock owned by JLL Building Products immediately prior to such Transfer, or any lesser amount of Shares as such Notice Recipient shall desire, together with JLL Building Products' shares of Common Stock at the same time as, and upon the same terms and conditions at which, JLL Building Products sells its shares of Common Stock. If a Notice Recipient shall so elect, JLL Building Products agrees that it shall either (a) arrange for the proposed purchaser or purchasers to purchase all or a portion (as such Notice Recipient shall specify) of the same Percentage of the Shares then owned by such Notice Recipient at the same time as and upon the same terms and conditions at which JLL Building Products sells its shares of Common Stock, and, provided that, if such purchaser or purchasers shall elect to purchase only such aggregate number of shares of Common Stock as originally agreed with JLL Building Products, then the number of shares of Common Stock to be sold by JLL Building Products and the number of Shares to be sold by all Notice Recipients electing to participate in the proposed Transfer shall be reduced PRO RATA to such aggregate number; or (b) not effect the proposed Transfer to such purchaser or purchasers. In the event that a Notice Recipient does not exercise its right to participate in such Transfer or declines so to participate, JLL Building Products shall have 120 days from the date of such Sale Notice to consummate the transaction on

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the terms set forth therein without being required to provide an additional Sale
Notice to the remaining Other Stockholders and comply with the terms of this
Section 3.04.

            SECTION 3.05 DRAG-ALONG RIGHTS. If at any time prior to the Registration Period Commencement Date, JLL Building Products proposes to Transfer all or substantially all of its shares of Common Stock (other than to a Permitted Transferee), JLL Building Products shall have the right, upon not less than twenty (20) days' prior written notice of such proposed sale (the "Purchase Notice"), which notice shall include all of the terms and conditions of such proposed sale and which notice shall identify the proposed purchaser or purchasers of such shares of Common Stock ("Drag Along Purchaser(s)"), to require each of the Other Stockholders to sell to the Drag Along Purchaser(s) that number of Shares ("Call Shares") equal to the product, rounded down to the nearest whole number, of (a) a fraction, the numerator of which is the total number of shares of Common Stock proposed to be sold by JLL Building Products, together with its Permitted Transferees, and the denominator of which is the total number of shares of Common Stock then owned by JLL Building Products multiplied by (b) the number of Shares then owned by such Other Stockholder. If JLL Building Products shall so elect, JLL Building Products shall arrange for such Drag Along Purchaser(s) to purchase the Call Shares at the same time as and upon the same terms and conditions at which JLL Building Products sells its shares of Common Stock. Upon receipt of the Purchase Notice, each of the Other Stockholders shall cooperate with JLL Building Products and otherwise take, or cause to be taken, all actions and do, or cause to be done, all things necessary or appropriate to enter into, consummate, and make effective the sale and purchase of the Call Shares, together with JLL Building Products' shares of Common Stock being so Transferred.

            SECTION 3.06 EFFECT OF NOTICES. Notwithstanding any provision hereof to the contrary, the giving to any Stockholder of any Sale Notice or any Purchase Notice shall not obligate JLL Building Products to consummate or effect any transaction referred to therein, and JLL Building Products shall be free to abandon any such transaction prior to the effectiveness thereof. If any such transaction is so abandoned, the Other Stockholders and JLL Building Products shall continue to be subject to the terms of this Article III with respect to the Shares included in such Sale Notice or Purchase Notice.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

            SECTION 4.01 DEMAND REGISTRATIONS.

                  (a) REQUESTS FOR REGISTRATION. At any time after the Registration Period Commencement Date, subject to the conditions set forth herein, JLL Building Products (or, in the event that JLL Building Products has distributed its Registrable Securities to its members or the partners of its members, the holders of a majority of Registrable Securities then owned by all of such members and partners, which for purposes of this Article IV shall have all of the rights and obligations of JLL

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Builing Products) shall be entitled to make a written request of the Company (a
"Demand") for registration under the Securities Act of all or part of its Registrable Securities (a "Demand Registration"). Such Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered; provided that such Registrable Securities must have an aggregate Fair Market Value of at least $10,000,000; and (ii) the intended method of distribution in connection with such Demand Registration to the extent then known. Within ten
(10) business days of receipt of a Demand, the Company shall give written notice of such Demand to each Other Stockholder and shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten (10) business days of the receipt by such Stockholder of the Company's notice as required by Section 4.02 of this Agreement.

                  (b) NUMBER OF DEMANDS. JLL Building Products shall be entitled to four (4) Demand Registrations.

                  (c) SATISFACTION OF OBLIGATIONS. Subject to the provisions of
Section 4.03, a registration shall not be treated as a permitted Demand for a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 4.03); and (ii) such registration statement shall have been maintained continuously effective for a period of at least one hundred twenty
(120) days or such shorter period during which all Registrable Securities included therein have been disposed of thereunder in accordance with the method of distribution set forth in such registration statement.

                  (d) AVAILABILITY OF SHORT FORM REGISTRATIONS. The Company shall use its commercially reasonable efforts to comply with the requirements for use of short form registration for the sale of Registrable Securities under the Securities Act.

                  (e) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company shall not be obligated (i) in the case of a Demand Registration, to maintain the effectiveness of a registration statement under the Securities Act for a period longer than 120 days; or (ii) to effect any Demand Registration within one hundred eighty (180) days of the effective date of (A) a registration in which JLL Building Products and the Other Stockholders were given "piggyback" rights pursuant to Section 4.02 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, JLL Building Products and the Other Stockholders were permitted to include in such registration twenty-five percent (25%) of the Registrable Securities that such Stockholder sought to include therein) or (B) any other Demand Registration. In addition, the Company shall be entitled to postpone (upon written notice to JLL Building Products) for up to ninety (90) days the filing or the effectiveness of a registration statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse effect on any proposal or plan by the Company to engage in any debt or equity offering, material

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acquisition, or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, or other similar transaction or otherwise would be materially detrimental to the Company. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand, JLL Building Products shall have the right to withdraw such Demand in accordance with Section 4.03 hereof.

                  (f) PARTICIPATION IN DEMAND REGISTRATIONS. Except with the prior written consent of JLL Partners, the Company may not include any securities to be sold for the Company's account in a Demand Registration. If, in connection with a Demand Registration, any managing underwriter advises the Company and JLL Building Products that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this Article IV, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company and JLL Building Products are advised by such underwriter can be sold without such an effect (the "Maximum Demand Number"), as follows and in the following order of priority:

                        (i) first, the number of Registrable Securities sought
            to be registered by JLL Building Products and the Other Stockholders, PRO RATA in proportion to the number of Registrable Securities sought to be registered by each such Stockholder; and

                        (ii) second, if the number of Registrable Securities to
            be included under clause (i) above is less than the Maximum Demand Number, the number of securities sought to be included by each other seller, PRO RATA in proportion to the number of securities sought to be sold by all such other sellers, which in the aggregate, when added to the number of securities to be included pursuant to clause
            (i) above, equals the Maximum Demand Number.



                  (g) SELECTION OF UNDERWRITERS. If JLL Building Products requests that such Demand Registration be an underwritten offering, then JLL Building Products shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

                  (h) OTHER REGISTRATIONS. If the Company has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company's employee benefit plans, exchange offers by the Company, or a merger or acquisition of a business or assets by the Company, including,

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without limitation, a registration on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by JLL Building Products. Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 4.01(e) hereof.

            SECTION 4.02 PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. During the Registration Period, whenever the Company proposes to register any shares of its Common Stock or Common Stock held by any stockholders of the Company under the Securities Act (other than a registration under Regulation A or relating to the Company's employee benefit plans, exchange offers by the Company, or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or Form S-8 or any successor form) (a "Piggyback Registration"), the Company shall give each of the Stockholders prompt written notice thereof (but not less than ten (10) business days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of a Stockholder given to the Secretary of the Company within ten (10) business days of the receipt by such Stockholder of the Piggyback Notice requesting that the Company include in such registration Registrable Securities owned by such Stockholder in an amount equal to or greater than the Requisite Amount (which written request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion, in accordance with the terms hereof.

                  (b) PRIORITY ON PIGGYBACK REGISTRATIONS. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company) advises the Company and the holders of the Registrable Securities to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, by any Persons other than the Stockholders who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) such registration (such demand rights, being "Other Demand Rights" and such other Persons, being "Other Demanding Sellers"), by any holders of securities (including the Stockholders) seeking to sell such securities in such Piggyback Registration ("Piggyback Sellers"), in each case, if any would materially adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback

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Registration only such securities as the Company, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the "Maximum Piggyback Number"), as follows and in the following order of priority:

                        (i) if the Piggyback Registration is an offering on
            behalf of the Company and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to so-called "piggyback" or other incidental or participatory registration rights) (a "Primary Offering"), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, PRO RATA in proportion to the securities sought to be registered by all the Piggyback Sellers which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number;

                        (ii) if the Piggyback Registration is an offering other
            than pursuant to a Primary Offering, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, PRO RATA in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of securities sought to be registered by each Piggyback Seller, PRO RATA in proportion to the securities sought to be registered by all the Piggyback Sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number.



                  (c) WITHDRAWAL BY THE COMPANY. If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 4.02 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine not to go forward with a Primary Offering, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

            SECTION 4.03 WITHDRAWAL RIGHTS. Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below $10 million of aggregate Fair Market Value as of such date, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 4.03, and within five (5) business days of the effectiveness of such notice either the Company or the holders of a majority of the Registrable Securities sought to be registered may, by written notices made to each holder of Registrable Securities sought to be registered and the Company, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such period of five (5) business days, the Company shall not file such registration statement if not theretofore filed, or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any Demand Registration withdrawn in accordance with an election by JLL Building Products subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand Registration unless JLL Building Products reimburses the Company for its reasonable out-of-pocket expenses related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand Registration hereunder).

            SECTION 4.04 HOLDBACK AGREEMENTS. Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to the date on which the Company intends to commence a Public Offering (provided the Stockholders are notified in writing of such commencement date) through the ninety (90) day period immediately following the effective date of any such Public Offering (except as part of such registration), or, if later, the 90 day period immediately following the execution date of any underwriting agreement with respect thereto.

            SECTION 4.05 REGISTRATION PROCEDURES.

                  (a) Whenever the Stockholders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company (subject to its right to withdraw such registration as contemplated by Section 4.02(c)) shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, in connection therewith, the Company shall:

                        (i) use commercially reasonable efforts to (A) register
            the Registrable Securities on Form S-3 or another available short form registration statement, to the extent permitted under the Securities Act, (B) cause the registration statement to remain effective for a continuous period of not less than 180 days (or, if earlier, until all of the Registrable Securities included in such registration statement have been sold thereunder), subject to Section 4.05(c), and (C) obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

                        (ii) promptly notify each seller of Registrable
            Securities of each of (A) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (B) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (C) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction, or any initiation or threatening of any proceedings with respect to any of the foregoing;

                        (iii) furnish to each seller of Registrable Securities,
            the underwriters, and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment, and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such registration statement, and prospectus supplements and all exhibits thereto and documents incorporated by reference therein, and such other documents as such seller, underwriter, agent, or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                        (iv) use commercially reasonable efforts to register or
            qualify such Registrable Securities under such securities or "blue sky" laws of such jurisdictions as the holders of Registrable Securities reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable the holders of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this paragraph,
            (y) subject itself to taxation in any such jurisdiction in which it would not otherwise be subject to taxation but for this paragraph or
            (z) consent to the general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this paragraph);

                        (v) notify each seller of such Registrable Securities,
            at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such Registration Statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

                        (vi) use commercially reasonable efforts to cause all
            such Registrable Securities to be listed on any securities exchange or established over-the-counter market on which or through which similar securities of the Company are listed or traded and, if not so listed or traded, to be listed on the NASD automated quotation system ("Nasdaq") and, if listed on Nasdaq, use commercially reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act; or, failing that, to secure Nasdaq authorization for such Registrable Securities;

                        (vii) make available for inspection by any seller of
            Registrable Securities and any attorney, accountant, or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors, employees, attorneys, and independent accountants to supply all information reasonably requested by any such sellers, attorneys, accountants, or agents in connection with such registration statement. Information that the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement, or (y) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of Registrable Securities agrees, on its own behalf and on behalf of all its accountants, attorneys. and agents, that the information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its accountants, attorneys, and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

                        (viii) use commercially reasonable efforts to comply
            with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange
            Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

                        (ix) permit any Stockholder, which Stockholder, in its
            sole and exclusive judgment, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such holder and such holder's counsel should be included; and

                        (x) use commercially reasonable efforts to furnish to
            each seller of Registrable Securities a signed counterpart of (x) an opinion of counsel for the Company and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date of such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as the holders of a majority of the Registrable Securities being sold may reasonably request.

                  (b) UNDERWRITING. Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities, and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with the sale of Registrable Securities hereunder, any seller of such

Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

                  (c) RETURN OF PROSPECTUSES. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.05(a)(v), such seller shall forthwith discontinue such seller's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.05(a)(v) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such seller's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the one hundred and eighty (180) day period during which such registration statement must remain effective pursuant to
Section 4.05(a)(i) of this Agreement (or such shorter period as permitted by Section 4.05(a)(i)) shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 4.05(a)(v) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

            SECTION 4.06 REGISTRATION EXPENSES. All expenses incident to the Company's performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection therewith), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents in connection therewith (excluding discounts and commissions of such underwriters or placement agents), all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) (collectively, the "Registration Expenses") shall be borne by the Company; notwithstanding the foregoing, all underwriting discounts and commissions allocable to each Stockholder selling Registrable Securities shall be borne by such Stockholder. The Company shall not be responsible for the fees and expenses of any additional counsel, or any of the accountants, agents, or experts retained by the Stockholders in connection with the sale of Registrable Securities. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on Nasdaq.

            SECTION 4.07 INDEMNIFICATION.

                  (a) BY THE COMPANY. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its directors, and each Person who controls (within the meaning of the Securities Act) such holder against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses and all costs incident to investigation or preparation with respect to such losses, claims, damages, liabilities, and expenses and to reimburse such indemnified Person for such costs as incurred) (collectively, the "Losses") caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by or on behalf of such holder in writing expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same and notified such holder of such obligation. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees, and agents and each Person who controls (within the meaning of the Securities Act) such underwriters or such an other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

                  (b) BY THE STOCKHOLDERS. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will, if requested, furnish to the Company in writing information regarding such holder's ownership of Registrable Securities and, to the extent permitted by law, shall indemnify the Company, its directors, and each Person who controls (within the meaning of the Securities Act) the Company against all Losses caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished to the Company in writing by or on behalf of such holder; provided, however, that each holder's obligation to indemnify the Company hereunder shall be apportioned between each holder based upon the net amount received by each holder from the sale of Registrable Securities, as compared to the total net amount received by all of the holders of Registrable Securities sold pursuant to such registration statement, no such holder being liable to the Company in excess of such apportionment.

                  (c) NOTICE. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

                  (d) DEFENSE OF ACTIONS. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate, and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

                  (e) SURVIVAL. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

                  (f) CONTRIBUTION. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by PRO RATA or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Stockholder shall be required to make a contribution in excess of the net amount received by such holder from the sale of Registrable Securities.

                                   ARTICLE V

                                  MISCELLANEOUS

            SECTION 5.01 INCONSISTENT AGREEMENTS. Without the prior written consent of JLL Building Products, the Company shall not enter into any registration rights agreement that conflicts, or is inconsistent, with the provisions of Article IV hereof.

            SECTION 5.02 SPECIFIC PERFORMANCE. Each of the Stockholders acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The Stockholders hereby agree that, in addition to any other remedy to which any party may be entitled at law or in equity, they shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

            SECTION 5.03 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

            SECTION 5.04 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

            SECTION 5.05 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

            If to the Company, to:

                                    Builders FirstSource, Inc.
                                    2001 Bryan Street, Suite 1600
                                    Dallas, TX  75201
                                    Attention:  Donald F. McAleenan, Esq.
                                    Fax:  (214) 880-3599

                                    with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    One Rodney Square
                                    Wilmington, DE  19801
                                    Attention:  Robert B. Pincus, Esq.
                                    Fax:  (302) 651-3001

            If to JLL Building Products, to:

                                    JLL Partners, Inc.
                                    450 Lexington Avenue
                                    Suite 3350
                                    New York, NY 10017
                                    Attention:  Ramsey Frank
                                    Fax: (212)286-8626

                                    with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    One Rodney Square
                                    Wilmington, DE  19801
                                    Attention:  Robert B. Pincus, Esq.
                                    Fax:  (302) 651-3001

            If to any Stockholder, to:

                                    Builders FirstSource, Inc.
                                    2001 Bryan Street, Suite 1600
                                    Dallas, TX  75201
                                    Attention:  [Stockholder]
                                    Fax:  (214) 880-3599

            SECTION 5.06 APPLICABLE LAW. The substantive laws of the State of Delaware shall govern the interpretation, validity, and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

            SECTION 5.07 SEVERABILITY. The invalidity, illegality, or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

            SECTION 5.08 SUCCESSORS; ASSIGNS. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and permitted assigns. Neither this Agreement nor the rights or obligations of any Stockholder hereunder may be assigned, except in connection with the transfer by a Stockholder of shares of Common Stock to a Permitted Transferee or as otherwise provided in this Agreement. Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

            SECTION 5.09 AMENDMENTS. This Agreement may not be amended, modified, or supplemented unless such modification is in writing and signed by
(a) the Company, (b) JLL Building Products and (c) Other Stockholders owning at least 66?% of the outstanding shares of Common Stock held by the Other Stockholders subject to this Agreement as of the date of such amendment.

            SECTION 5.10 WAIVER. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

            SECTION 5.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

            SECTION 5.12 TERM. This Agreement shall be subject to, and shall be effective as of, the consummation of the Initial Public Offering. As of the time that this Agreement becomes effective, the Amended Agreement shall immediately terminate and all rights and obligations thereunder shall be of no further force and effect. In the event that the Initial Public Offering is not consummated by September 30, 2005, this Agreement shall not become effective, and the Amended Agreement shall continue in full force and effect. Unless earlier terminated, this Agreement shall terminate upon the seventh anniversary of the consummation of the Initial Public Offering; provided, however, that to the extent that any Demand Registration or Piggyback Registration has commenced at such time, this Agreement shall remain in effect until the termination or expiration of such Demand Registration or Piggyback Registration, as the case may be, and the Stockholders' obligations pursuant to Section 4.04 hereof shall continue until 90 days following the effectiveness of the Registration Statement related thereto. Notwithstanding the foregoing, at any time following the Registration Period Commencement Date, any Stockholder may provide written notice to the Company of its irrevocable election to withdraw from all of its rights and obligations under this Agreement. In such event, from and after the date of such notice, such Stockholder shall no longer be bound by any obligations, or be entitled to any benefits, under this Agreement (other than those that have accrued prior to such date) and from and after such time, securities held by such Stockholder shall no longer be deemed to be Registrable Securities hereunder.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Second Amended and Restated Stockholders Agreement as of the date first above written.

                                    BUILDERS FIRSTSOURCE, INC.



                                    By:_________________________________________
                                          Name:
                                          Title:


                                    JLL BUILDING PRODUCTS, LLC



                                    By:_________________________________________
                                          Name:
                                          Title:



                                       -----------------------------------------
                                       Floyd F. Sherman

                                       -----------------------------------------
                                       Charles L. Horn

                                       -----------------------------------------
                                       Kevin P. O'Meara

                                       -----------------------------------------
                                       Donald F. McAleenan

                                       23